EXHIBIT 10.17

                                      WG(R)
                      WILSON GREATBATCH TECHNOLOGIES, Inc.

                        THE POWER TO DO GREAT THINGS(TM)

TO:      Ed Voboril

FROM:    Larry DeAngelo

DATE:    March 31, 2003

SUBJECT: Severance Payments

================================================================================

Thank you for agreeing to consider providing a Severance Payment Benefit to me consistent with the benefit currently in place for the other members of the Office of the Chairman.

The language should read as follows:

         Larry T. DeAngelo, Senior Vice President Administration and Secretary, Wilson Greatbatch Technologies, Inc. (WGT) will be granted a minimum of one year of severance payments should his employment be involuntarily terminated by WGT. WGT will not be obligated to provide severance pay should Mr. DeAngelo voluntarily terminate his employment, voluntarily retire, be discharged for cause or terminate due to disability or death. Voluntary separation may be triggered for "good reason" as defined in the Change of Control Agreement, however, excluding those provisions of that definition requiring a Change of Control event.

                                                    /s/ Edward F. Voboril
                                                    ----------------------------
                                                    Approved: Edward F. Voboril
                                                    Chairman, President & C.E.O.